UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2025

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102 Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD.

On February 19, 2025, Sonnet BioTherapeutics Holdings, Inc. (the “Company”) issued a press release announcing that its proprietary Antibody Drug Conjugate (“ADC”) platform is available for drug discovery partnerships with potential for producing multiple pipeline drug candidates.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On February 19, 2025, the Company, a clinical-stage company developing targeted immunotherapeutic drugs announced its plans to advance the development of its proprietary ADC platform which was designed to circumvent many of the technical challenges associated with ADCs. The Company also announced that its proprietary ADC platform is available for drug discovery partnerships with the potential for producing multiple pipeline drug candidates. Building on proven targeting of the FHAB domain, the Company’s ADC platform offers flexible payload capacity and controllable drug-antibody ratios (“DAR”). An epidermal growth factor receptor 2 (HER2) ADC construct designated – SON-5010 showed similar activities as compared with Kadcyla® and also trastuzumab-MMAE, in a preclinical study. The Company’s ADC platform offers the potential for novel ADCs with homogeneous structural integrity, tumor targeting domain, interchangeability of toxin payloads and flexible conjugation site usage.

The initial proof-of-concept (POC) construct was designated as SON-5010, which is produced through a two-step process whereby the targeting scaffold and payload domains are either expressed and purified from mammalian cells or chemically synthesized, respectively, and then joined to create the final ADC conjugate using a chemical linkage process. The SON-5010 ADC construct comprises an anti-HER2-FHAB-anti-HER2 targeting scaffold linked to a docking peptide that with three equally spaced lysine residues serving as conjugation sites for monomethyl auristatin E (MMAE), a synthetic antineoplastic agent that disrupts the microtubule network and suppresses cell proliferation and mitosis, including G2/M arrest. This initial SON-5010 ADC was used in a head-to-head comparison with an approved product, Kadcyla®, which has a very similar anti-HER2 targeting domain and linker chemistry but is conjugated with a different toxin payload known as mertansine (DM1) and a trastuzumab-MMAE complex, consisting of a humanized anti-HER2 receptor monoclonal antibody with the same linker chemistry and 3x MMAE DAR payload as SON-5010.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, the outcome of the Company’s clinical trials, the Company’s cash runway, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or the Company’s financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release, dated February 19, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.

Date: February 19, 2025	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer